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                                                                    EXHIBIT 23.1



                               CONSENT OF AUDITORS


               We consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed on or about May 23, 2002, pertaining to the Employee Stock Option Plan of Knight-Ridder, Inc. of our report dated January 18, 2002, with respect to the consolidated financial statements and schedule of Knight-Ridder, Inc. included in its Annual Report (Form 10-K) for the year ended December 30, 2001, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP


San Jose, California
May 21, 2002